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                                                                  Exhibit 10.1



                           PROPERTY TRUST OF AMERICA

                    SHARE OPTION PLAN FOR OUTSIDE TRUSTEES



                            Adopted January 6, 1987

                    Approved by Shareholders June 12, 1987

                            Amended October 4, 1988

                            Amended January 1, 1992
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                           PROPERTY TRUST OF AMERICA

                    SHARE OPTION PLAN FOR OUTSIDE TRUSTEES


     1. Purpose of the Plan. This Share Option Plan is intended to advance the interests of Property Trust of America (the "Trust") and its shareholders by affording to the Trustees who are not officers or employees of the Trust or the Advisor or its affiliates an additional opportunity to participate in the ownership of the Trust and to benefit from any appreciation in the market value of the Shares in order to motivate, retain and attract to the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Trust depends.

     2. Definitions. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a) "Administrator" - The Secretary of the Trust or other person (who is not an outside Trustee) designated by the Board of Trustees of the Trust to administer the Plan.

         (b)  "Advisor" - Southwest Realty Advisors Incorporated.

         (c) "Annual Meeting" - The annual meeting of shareholders of the Trust.

         (d) "Disability" - Disability resulting from injury or illness which renders the Optionee unable to serve as a Trustee of the Trust.

         (e) "Inside Trustee" - A Trustee of the Trust who is also an officer or employee of the Trust.

         (f) "Option" - An option to purchase Shares granted pursuant to the provisions hereof.

         (g) "Optionee" - An Outside Trustee who has been granted an option under this Plan and who has executed a written option agreement with the Trust.

         (h) "Outside Trustee" - A Trustee of the Trust who is not an officer or employee of the Trust, the Advisor or any affiliate of the Advisor.

         (i) "Plan" - The Share Option Plan for Outside Trustees set forth herein.

         (j) "Share Option Agreement" - The agreement described in Section 5 between the Trust and the Optionee under which the Optionee may purchase stock hereunder.

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         (k)  "Shares" - The Trust's present Shares of Beneficial Interest and any Share or Shares of capital stock or other securities of the Trust hereafter issued or issuable upon, in respect of or in substitution or in exchange therefor.

     3. Administration of the Plan. The Plan shall be administered by the Administrator, who shall, in accordance with the provisions hereof, (i) determine which Outside Trustees are not affiliated with the Advisor and who thus participate in the Plan, (ii) calculate the exercise price of the Options,
(iii) direct the preparation of any appropriate documentation, including Share Option Agreements, to effectuate the grant of Options, (iv) process and supervise the exercise and termination of Options, (v) make necessary adjustments to the Shares because of changes in capitalization of the Trust and
(vi) perform such other ministerial acts as are necessary to carry out the purposes of the Plan.

     4. Shares Subject to Plan. There shall be reserved for use upon exercise of Options granted under the Plan 200,000 Shares of the Trust (unless such maximum shall be increased or decreased by reason of changes in capitalization as provided in Section 9 hereof). The Shares subject to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Trust. Shares with respect to which an Option shall have been exercised shall not again be available for option hereunder. If any option shall expire or terminate for any reason without having been exercised in full, new Options may be granted hereunder covering such unpurchased Shares. For purposes of the Plan, Shares subject to Options which are surrendered pursuant to Section 5(d) shall be deemed to be unpurchased Shares.

     5.  Options.

         (a) Option Grant and Agreement. After January 1, 1992, Options shall only be granted under the Plan as follows: on each date of the Annual Meeting for the years 1992 through and including 1996, each Outside Trustee on such date (after the election of trustees in the Annual Meeting) shall be granted an Option to purchase 2,000 Shares of the Trust for the exercise price, term and other provisions described below. Each Option granted hereunder shall be evidenced by a written Share Option Agreement dated as of the date of grant and executed by the Trust and the Optionee, which Agreement shall set forth an offer to sell at the Option price, the number of Shares subject to the offer, the period of time during which the offer shall remain open, and such other terms and provisions as may be determined by the Administrator consistent with the Plan.

         (b) Option Price. The Option price per Share subject to each Option shall be equal to the closing price of Shares on

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     the New York Stock Exchange on the date of the Annual Meeting corresponding to the Option grant, as such price is reported in the Wall Street Journal on the business day immediately following such date.

         (c) Option Period. The term of each Option shall be five (5) years. Each Option shall be subject to earlier termination as hereinafter provided.

         (d)  Vesting and Shares Appreciation Rights Under Certain
     Circumstances.

              (i) In the event of the acquisition of fifty percent (50%) or more of the outstanding Shares of the Trust as a result of any cash tender offer or exchange offer, other than one made by the Trust, the Trust shall give written notice to each Optionee promptly after the date on which the corporation, person or other entity making a cash tender offer or exchange offer acquires fifty percent (50%) or more of the outstanding Shares of the Trust. Each Optionee shall thereafter have the right, for a period of thirty (30) days after the date of receipt of such notice from the Trust, to either (i) exercise his Option in full even though such Option would not otherwise be exercisable under the option vesting schedule (if any), or (ii) surrender his Option, or the unexercised portion thereof, to the Trust in exchange for a cash payment to be made by the Trust to the Optionee within ten (10) days after receipt by the Trust of the Option in an amount representing the difference between the option price per Share under the Option and the cash price paid per Share in the tender offer, or in the event of an exchange offer, the value per Share of the securities and/or other property offered in such exchange offer, less the amount of all federal and state withholding or other employment taxes applicable to the taxable income of such optionee resulting from such surrender.

              (ii) In the event of the dissolution or liquidation of the Trust, each Option granted under this Plan shall terminate as of a date to be fixed by the Administrator, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option in full even though such Option would not otherwise be exercisable in full under the option vesting schedule (if any). At the end of such period, any unexercised Option, or any unexercised portion thereof, shall terminate and be of no further effect.

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     6.  Non-Transferability of Options.  An Option (and related Share appreciation rights) shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act or rules thereunder, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option (and related Share appreciation rights) shall be null and void and without effect.

     7. Exercise of Options; Termination, Death or Disability. Each exercise of an Option, or any part thereof, shall be evidenced by a notice in writing to the Trust. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full in cash or by certified check at the time of exercise, together with the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise. The holder of an Option shall not have any of the rights of a shareholder of the Trust with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall have been delivered to him, or he has been determined by the Trust's Transfer Agent to be a shareholder of record upon due exercise of the Option. If the Optionee's position as a Trustee shall be terminated for any reason other than death or Disability, the Optionee shall have the right, during the period ending three months after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination and shall not have been exercised (but in any event not more than ten years after the grant of such Option). In the event of the death or Disability of an Optionee, the Optionee or his guardian or legal representative in the event of Disability, or his personal representatives, heirs, legatees or distributees in the event of his death, shall have the right, up to twelve (12) months from the date of Disability or date of death, as the case may be, to exercise the Option to the extent that the Option was not exercised (but in any event not more than five years after the grant of such Option).

     8. Compliance with Securities and Other Laws. In no event shall the Trust be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by either the Optionee or the Trust of any provision of any law or regulation of any governmental authority or any national securities exchange. As a condition of any sale or issuance of Shares under Option, the Trust may place legends on the Shares, issue stop transfer orders and require such agreements or undertakings from

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the Optionee as the Trust may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Trust or its counsel deems it appropriate, representations from the Optionee that he is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by him will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Trust, such registration is unnecessary.

     9. Adjustments Upon Changes in Capitalization. The option price shall be adjusted from time to time as follows:

         (a) Subject to any required action by shareholders, the number of Shares covered by each outstanding Option, and the option exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Trust resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Trust.

         (b) Subject to any required action by shareholders, if the Trust shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A merger or consolidation in which the Trust is not the surviving corporation shall cause each outstanding Option to terminate, provided that each Optionee shall, in such event, have the right immediately prior to such merger or consolidation in which the Trust is not the surviving corporation to exercise his Option in full even though such Option would not otherwise be exercisable under the option vesting schedule (if any).

         (c) In the event of a change in the Shares of the Trust as presently constituted which is limited to a change of all of its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

     To the extent that the foregoing adjustments relate to Shares of the Trust, such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve,

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liquidate or sell, or transfer all or any part of its business or assets.

     10. Adoption and Approval of the Plan. The Plan shall be deemed to be adopted as of January 8, 1987, which is the date of approval by the Board of Trustees of the Trust. The Plan was approved by shareholders of the Trust on June 12, 1987.

     11. Amendment of the Plan. All provisions of the Plan (including the form of option agreement) may at any time or from time to time be modified or amended by the Administrator, subject to review and action by the Board of Trustees; provided, however, that (i) modifications or amendments to Section 5 hereof may not be made more than once every six (6) months except to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder and (ii) no Option at any time outstanding under the Plan may be modified, impaired or cancelled without the consent of the holder thereof, and provided further, the Plan may not be amended (a) to increase the maximum number of Shares subject to the Plan, (b) to reduce the option exercise price of the Shares, contrary to the provisions of the Plan as hereinabove set forth, or
(c) to materially modify the requirements as to eligibility for participation in the Plan.

     12. Plan Termination. The Plan shall terminate on August 31, 1996 except as to options outstanding on such date and no option shall be granted under this Plan after that date.

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